Exhibit 10.1
Execution Version
WAIVER AND AMENDMENT NO. 10
TO
CREDIT AGREEMENT
     THIS WAIVER AND AMENDMENT NO. 10 TO CREDIT AGREEMENT (this “Amendment”), dated as of May 16, 2011, is by and among BALDWIN TECHNOLOGY COMPANY, INC., a Delaware corporation (“Parent”), BALDWIN GERMANY HOLDING GMBH, a German company (“Newco”), BALDWIN GERMANY GMBH, a German company (“BGG”), BALDWIN OXY-DRY GMBH (formerly known as “OXY-DRY MASCHINEN GMBH”), a German company (“Oxy-Dry GmbH”, and, collectively with the Parent, Newco and BGG, the “Borrowers”), the other Credit Parties (as defined in the Guaranty and Collateral Agreement (as defined below)) a party hereto, the Lenders (as defined in the Credit Agreement referred to below) signatory hereto and BANK OF AMERICA, N.A., a national banking association (as successor-by-merger to LASALLE BANK NATIONAL ASSOCIATION), in its capacity as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders.
PRELIMINARY STATEMENTS
     A. The Borrowers, the Lenders and the Administrative Agent are parties to that certain Credit Agreement, dated as of November 21, 2006, as amended by that certain (i) Amendment to Credit Agreement dated as of December 29, 2006, (ii) Waiver, Consent and Amendment No. 2, dated as of April 18, 2007, (iii) Waiver, Consent and Amendment No. 3 to Credit Agreement dated as of January 3, 2008, (iv) Amendment No. 4 to Credit Agreement dated as of February 26, 2008, (v) Modification and Limited Waiver Agreement dated as of March 31, 2009, as amended and restated as of May 15, 2009 and amended on June 22, 2009 (such Modification and Limited Waiver Agreement, as so amended and restated and as so amended, and as may be further amended, restated, supplemented or otherwise modified from time to time, the “Modification and Limited Waiver”), (vi) Waiver and Amendment No. 5 to Credit Agreement dated as of July 31, 2009 (“Amendment No. 5”), (vii) Waiver and Amendment No. 6 dated as of May 12, 2010, (viii) Waiver and Amendment No. 7 dated as of June 9, 2010, (ix) Amendment No. 8 to Credit Agreement dated as of September 28, 2010 (“Amendment No. 8”) and (x) Amendment No. 9 to Credit Agreement dated as of September 29, 2010 (“Amendment No. 9”);
     B. The term “Credit Agreement” as used in this Amendment shall mean such Credit Agreement as amended as set forth in paragraph A above;
     C. The Guaranty and Collateral Agreement (as defined in the Credit Agreement) was amended pursuant to (i) Amendment No. 1 to Guaranty and Collateral Agreement, dated as of June 24, 2009, (ii) Amendment No. 2 to Guaranty and Collateral Agreement, dated as of February 16, 2010 and (iii) Amendment No. 3 to Guaranty and Collateral Agreement, dated as of June 30, 2010 and is being amended on the date hereof pursuant to Amendment No. 4 to Guaranty and Collateral Agreement (as defined below);
     D. The Borrowers have notified the Administrative Agent and the Lenders that (i) the annual audit report of the Parent and its Subsidiaries for the Fiscal Year ending June 30, 2010 furnished to the Lenders and the Administrative Agent pursuant to Section 10.1.1 of the Credit Agreement and (ii) the quarterly financial statements of the Parent and its Subsidiaries for the respective Fiscal Quarters ending September 30, 2010 and December 31, 2010 furnished to the Lenders and the Administrative Agent pursuant to Section 10.1.2 of the Credit Agreement contained certain inaccuracies with respect to the reporting of certain sale transactions in the Fiscal Quarters ending June 30, 2010, September 30, 2010 and December 31, 2010 at the Japanese operations of the applicable Loan Party(ies), as such inaccuracies are described in the Form 8-K filed by the Parent on May 10, 2011 (the “May 10, 2011 Form 8-K”) with the United States Securities and Exchange Commission (such inaccuracies in such annual audit report and such quarterly financial statements, the “Specified 2010 Financial Statements Inaccuracies”) and the Borrowers have requested that the Lenders waive any Events of Default under Section 13.1.6 of the Credit Agreement that may have resulted solely from the Specified 2010 Financial Statements Inaccuracies (any such Events of Default so solely resulting from the Specified 2010 Financial Statements Inaccuracies, the “Specified 2010 Events of Default”).
     E. The Borrowers have further notified the Administrative Agent and the Lenders that (i) the Compliance Certificates (in the form required prior to the amendments set forth in this Amendment and properly reflecting the adjustments to be set forth in the applicable financial statement(s) referred to in Section 5.01(h) below) to be delivered under Section 10.1.3 of the Credit Agreement (1) for the Fiscal Quarter ending March 31, 2011 would show the EBITDA for the Four Fiscal Quarter Computation Period ending March 31, 2011 was less than $2,557,000 and (2) for the Fiscal Quarter ending June 30, 2010 would show the EBITDA for the Four Fiscal Quarter Computation Period ending June 30, 2011 to be less than $3,642,000, each in breach of the respective minimum EBITDA amounts for such Periods required by Section 11.4.1 as such Section 11.14.1 existed prior to the amendments set forth in this Amendment (the Events of Default resulting from such breaches are referred to below as the “Specified EBITDA Events of Default”) and (ii) the Minimum Liquidity and Currency Adjusted Net Sales Certificate to be delivered under Section 10.1.6 of the Credit Agreement with respect to the Currency Adjusted Net Sales for the consecutive three-month period ending April 30, 2011 would show the Currency Adjusted Net Sales for such consecutive three-month period to be less than $35,984,000 in breach of the minimum Currency Adjusted Net Sales amount for such Period required by Section 11.14.4 of the Credit Agreement as such Section 11.14.4 existed prior to the amendments set forth in this Amendment (the Event of Default resulting such breach, the “Specified Net Sales Event of Default”; the Specified Net Sales Event of Default, the Specified EBITDA Events of Default and the Specified 2010 Events of Default are collectively referred to below as the “Specified Events of Default”), and the Borrowers have also requested that the Lenders waive the Specified EBITDA Events of Default and the Specified Net Sales Event of Default.
     F. The Borrowers have requested that Lenders constituting at least the Required Lenders agree to further amend the Credit Agreement to (i) eliminate the minimum EBITDA financial covenant set forth in Sections 11.14.1 for the Four Fiscal Quarter Computation Period ending March 31, 2011 and (ii) otherwise amend the financial covenants in Sections 11.14.1 and 11.14.4 of the Credit Agreement as set forth below; and
     G. The Administrative Agent and the Lenders signatory hereto, representing at least the Required Lenders, are willing to provide for such amendments (a) provided that (i) the

Applicable Margins under the Credit Agreement (and related Notes) be increased as set forth below, (ii) the 2011 Warrants (as defined below) are issued by the Parent, and (iii) certain other modifications are made as set forth below and (b) and otherwise upon the other terms and subject to the conditions set forth in this Amendment.
     NOW, THEREFORE, in consideration of the premises herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound, agree as follows:
ARTICLE I
DEFINITIONS
     1.01 Capitalized terms used in this Amendment and not defined herein shall have the meanings ascribed to such terms in the Credit Agreement unless otherwise stated herein.
ARTICLE II
AMENDMENTS; CONSENT
     2.01 Amendment to Section 1.1: Addition of New Definitions. Section 1.1 of the Credit Agreement is hereby amended by adding the following new definitions (to be inserted in proper alphabetical order):
2010 Warrants — see definition of Warrants.
2011 Warrants — see definition of Warrants.
Amendment No. 10 means that certain Waiver and Amendment No. 10 to Credit Agreement dated as of May 16, 2011, among Borrowers, the other Credit Parties a party thereto, the Lenders signatory thereto and the Administrative Agent, as amended, restated, supplemented or otherwise modified from time to time.
Tenth Amendment Effective Date means May 16, 2011.
     2.02 Amendment to Section 1.1: Existing Definitions. Section 1.1 of the Credit Agreement is hereby further amended by amending and restating the following definitions:
Applicable Margin means, for any day on or after March 31, 2009, the applicable rate per annum set forth below with respect to the applicable period set forth below plus, with respect to interest on the Loans (for any day on or after October 1, 2010), the Incremental Margin (it being understood and agreed that the Applicable Margin for (i) LIBOR Loans shall be the applicable percentage set forth under the column “LIBOR Margin” for the applicable period plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (ii) Base Rate Loans shall be the applicable percentage set forth under the column “Base Rate Margin” for the applicable period plus (for any day on or after October 1, 2010) the applicable Incremental Margin, (iii) the Non-Use Fee Rate shall be the applicable percentage set forth under the column “Non-Use Fee Rate” for the applicable period and (iv) the L/C Fee Rate shall be the applicable percentage set forth under the column “L/C Fee Rate” for the applicable period):

Applicable	LIBOR	Base Rate	Non-Use	L/C Fee
Period	Margin	Margin	Fee Rate	Rate
March 31, 2009 to and including May 15, 2011	4.50%	3.00%	0.500%	4.50%
On and after May 16, 2011	5.50%	4.00%	0.500%	5.50%
Warrants means, collectively, (i) those certain warrants (the “2010 Warrants”) issued by the Parent on the Eighth Amendment Effective Date to each of the Lenders signatory to Amendment No. 8 on the Eighth Amendment Effective Date for the purchase (in the aggregate) of 352,671 shares of the Parent’s Class A Common Stock with such shares being equal to two percent (2%) (in the aggregate) of all of the then issued and outstanding shares of the Parent’s Common Stock (of any Class) on a fully diluted basis, such warrants to be substantially in the form of Attachments A-1, A-2 and A-3 to Amendment No. 8, and (ii) those certain warrants (the “2011 Warrants”) issued by the Parent on or about the Tenth Amendment Effective Date to each of the Lenders signatory to Amendment No. 10 for the purchase (in the aggregate) of 372,373 shares of the Parent’s Class A Common Stock with such shares being equal to two percent (2%) (in the aggregate) of all of the issued and outstanding shares of the Parent’s Common Stock (of any Class) on a fully diluted basis, such warrants to be substantially in the form of Attachments A-1, A-2 and A-3 to Amendment No. 10, which term “Warrants” shall also include any warrants delivered in exchange, replacement or substitution for any 2010 Warrant(s) or any 2011 Warrant(s) and shall also include all related amendments, supplements, restatements or other modifications of the original 2010 Warrants or 2011 Warrants or any exchange, replacement or substitution warrants for the 2010 Warrants or 2011 Warrants (and any amendments, supplements, restatements or modifications thereto) and any shares issued pursuant to the exercise of any of the Warrants.
     2.03 Amendment to Definition of EBITDA. The definition of the term EBITDA set forth in Section 1.1 of the Credit Agreement is hereby amended by (a) deleting the phrase “and (xv)” and inserting in lieu thereof the phrase “, (xv)” and (b) deleting the phrase “(for all periods in the aggregate) $900,000,” and inserting in lieu thereof the phrase: (for all periods in the aggregate) $900,000, and (xvi) to the extent paid by the Borrowers and not capitalized, the $179,000 fee under Amendment No. 10, the legal fees incurred by the Agent in connection with Amendment No. 10 and the Agent (and any Lender) in connection with the 2011 Warrants, the Capstone fees required to be paid pursuant to Amendment No. 10, legal fees incurred by the Borrowers in connection with Amendment No. 10 and the 2011 Warrants, and any fees of the Investment Banker (as defined in Amendment No. 10),”.
     2.04 Amendment to Section 10.1.6. Section 10.1.6(a) of the Credit Agreement is hereby amended by deleting the phrase “(commencing with the month of July of 2009 and ending (in the case of clauses (i) and (ii) below) with the month of September of 2010 and ending (in the case of clause (iii) below) with the month of November of 2010)” and inserting in lieu thereof the phrase “(commencing with the month of July of 2009)”.
     2.05 Amendment to Section 10.1.8. Section 10.1.8 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
As soon as practicable, and in any event (i) for the Fiscal Year commencing July 1, 2010, no later than June 22, 2010, (ii) for the Fiscal Year commencing July 1, 2011, no later than June 30, 2011, and (iii) for any Fiscal Year other than the Fiscal Years commencing July 1, 2010 or July 1, 2011, no later than the last Business Day of the first month of such Fiscal Year, financial projections for the Parent and its Subsidiaries for such Fiscal Year (including quarterly operating and cash flow projections) prepared in a manner consistent with the projections delivered by the Parent to the Lenders prior to the Fifth Amendment Effective Date, or otherwise in a manner reasonably satisfactory to the Administrative Agent, accompanied by a certificate of a Senior Officer of the Parent on behalf of the Parent to the effect that (a) such projections were prepared by the Parent in good faith, (b) the Parent believes the assumptions contained in such projections are reasonable and (c) such projections have been prepared in accordance with such assumptions.
     2.06 Amendment to Section 11.14.1. Section 11.14.1 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
11.14.1 EBITDA. Not permit EBITDA for any of the following Four Fiscal Quarter Computation Periods set forth below to be less than the following respective amounts of minimum EBITDA set forth below for such period:

Period	Minimum EBITDA
Four Fiscal Quarter Computation Period ending September 30, 2010	$1,955,000
Four Fiscal Quarter Computation Period ending December 31, 2010	$2,612,000
Four Fiscal Quarter Computation Period ending June 30, 2011	($1,501,000)
Four Fiscal Quarter Computation Period ending September 30, 2011	($5,522,000)
     2.07 Amendment to Section 11.14.4. Section 11.14.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:
11.14.4 Currency Adjusted Net Sales. Not permit Currency Adjusted Net Sales for any of the following periods to be less than the following respective amounts set forth below for each such period:

Minimum Currency Adjusted
Period	Net Sales for the Applicable Period
Three Consecutive Months Ending September 30, 2010	$31,630,000
Three Consecutive Months Ending October 31, 2010	$32,970,000
Three Consecutive Months Ending November 30, 2010	$32,815,000
Three Consecutive Months Ending December 31, 2010	$33,514,000
Three Consecutive Months Ending January 31, 2011	$31,778,000
Three Consecutive Months Ending February 28, 2011	$31,988,000
Three Consecutive Months Ending March 31, 2011	$34,195,000
Three Consecutive Months Ending April 30, 2011	$35,728,000
Three Consecutive Months Ending May 31, 2011	$34,903,000
Three Consecutive Months Ending June 30, 2011	$32,448,000
Three Consecutive Months Ending July 31, 2011	$30,096,000
Three Consecutive Months Ending August 31, 2011	$30,339,000
Three Consecutive Months Ending September 30, 2011	$28,461,000
Three Consecutive Months Ending October 31, 2011	$29,785,000
     2.08 Amendment to Exhibit B. Exhibit B to the Credit Agreement is hereby amended and restated to read in its entirety as set forth in Exhibit B attached hereto and hereby made a part hereof.
     2.09 Attachments. Attachments A-1, A-2 and A-3 to this Amendment are hereby made a part of this Amendment.
     2.10 Consent. As a result of the amendments set forth in Section 2.25 of Amendment No. 5, the sale of Oxy-Dry Food Blends, Inc. is not permitted without the consent of the Required Lenders. The Lenders a party hereto hereby consent to (a) the sale of all of the capital stock of Oxy-Dry Food Blends, Inc. to a third party purchaser (the “Oxy-Dry Food Blends Buyer”), (b) simultaneously with such sale, the release of any Liens (granted under the Collateral Documents) in such capital stock (but such release shall not release any Lien on the proceeds from such sale of such capital stock), (c) the release (simultaneous with such sale) of Oxy-Dry Food Blends, Inc. as a party (including as a “Guarantor” and “Grantor” thereunder) under the Guaranty and Collateral Agreement and (d) the release of the Administrative Agent’s security in any Collateral owned by Oxy-Dry Food Blends, Inc., including, without limitation, certain intellectual property; provided, that (i) the sales price paid by the Oxy-Dry Food Blends Buyer is approximately $250,000 and such price is paid in cash by the Buyer to Oxy-Dry Corporation or the Parent at the closing of such sale, (ii) no material assets of any Loan Party (other than Oxy-Dry Food Blends, Inc.) are transferred to Oxy-Dry Food Blends, Inc., (iii) the purchase and sale documents relating to such sale are in customary form and the Loan Parties (other than Oxy-Dry Food Blends, Inc.) have no liabilities thereunder other than those that are customary and typical for transactions of that type and (iv) after such sale no Loan Party shall have any material exposure for the liabilities of Oxy-Dry Food Blends, Inc. The Parent represents and warrants that it does not anticipate, and as of the date of sale it will not anticipate, if such a sale actually occurs, that any of the Credit Parties will have any actual material exposure for any such indemnification obligations.

ARTICLE III
CERTAIN WAIVER
     3.01 Waiver. The undersigned Lenders (representing at least the Required Lenders) hereby waive the Specified Events of Default. The foregoing waiver in this Section 3.01 is limited solely to the Specified Events of Default and shall not apply to any other Events of Default or Unmatured Events of Default which may now or hereafter exist. Without limiting the generality of the immediately preceding sentence, the Borrowers (and other Credit Parties) hereby acknowledge and agree that (i) the waiver set forth in the first sentence of this paragraph does not apply to any breach of Sections 11.14.1 or 11.14.4 of the Credit Agreement other than (a) the breach of Section 11.14.1 (as it existed prior to the amendments set forth in this Amendment No. 10) for the Four Fiscal Quarter Computation Periods respectively ending March 31, 2011 and June 30, 2011 and (b) the breach of Section 11.14.4 (as it existed prior to the amendments set forth in this Amendment No. 10) for the consecutive three-month period ending April 30, 2011 and (ii) nothing contained in this paragraph shall, or shall be interpreted to, limit the provisions of Sections 11.14.1 and 11.14.4 of the Credit Agreement as amended by this Amendment (including without limitation, for the avoidance of doubt, the amended financial covenant under Section 11.14.1 of the Credit Agreement for the Four Fiscal Quarter Computation Period ending June 30, 2011 and the amended financial covenant under Section 11.4.14 of the Credit Agreement for the consecutive three month period ending April 30, 2011). Each of the Borrowers and the other Credit Parties hereby consents to, and acknowledges the availability of, each and every right and remedy set forth in the Credit Agreement, the Guaranty and Collateral Agreement and the other Loan Documents with respect to any Event of Default other than the Specified Events of Default at any time.
ARTICLE IV
CERTAIN COVENANTS REGARDING
REFINANCING AND OTHER MATTERS
     4.01 Refinancing and Certain Other Matters. In addition, and not in limitation of all reporting, notice and other obligations under the Credit Agreement and the other Loan Documents, the Parent hereby covenants as follows:
     (i) No later than May 30, 2011, the Parent shall retain and continue to use the services of an investment banking firm selected by the Parent of recognized standing, experience and expertise in assisting companies obtaining financings of the type represented by the Refinancing (such investment banking firm, or any substitute investment banking firm meeting the same qualifications, the “Investment Banker”) for the purpose of assisting the Borrowers and other Credit Parties in consummating the Refinancing (as defined below). The Parent shall provide to the Administrative Agent, a copy of the signed engagement letter with the Investment Banker. “Refinancing” shall mean obtaining financing (debt and, to the extent applicable, equity) in an amount at least sufficient to refinance in full (i.e., pay out in full) all of the Loans and all other outstanding Obligations and which financing shall also result in the termination of any remaining Commitments and either the termination of all outstanding Letters of Credit or the Cash Collateralization (at 105% of the then aggregate Dollar Equivalent of all then Stated Amounts) of all outstanding Letters of Credit with the further agreement (given at the time of the Refinancing) of the Parent (and, with respect to any German Letter of Credit, of the German Opcos) to cause the termination of all Letters of Credit no later than 91 days after the occurrence of the Refinancing.
     (ii) The Parent shall provide the Administrative Agent and Capstone (as defined below) with full access to the Parent and the other Loan Parties (and their respective officers) including without limitation discussing and timely providing any updates and information requested with respect to, (a) the Refinancing (including without limitation progress towards achieving the milestones referred to in clause (iii) below), (b) the liquidity of the Parent and its Subsidiaries, (c) the projections to be delivered under Section 10.1.8 of the Credit Agreement for the Fiscal Year commencing July 1, 2011, (d) the revised audit report and financial statements referred to in Section 5.01(h) below and such (e) other matters as Capstone or the Administrative Agent shall reasonably request in good faith. The Company shall also provide the Administrative Agent and Capstone full access to the Investment Banker with respect to any matters relating to the Refinancing including, without limitation, providing updates and information related to achieving the milestones referred to in clause (iii) below.
     (iii) The Parent shall use its reasonable best efforts to achieve the following “milestones” with respect to the Refinancing:
(a)	By no later than June 30, 2011, (x) complete a list of prospective lenders/investors that the private offering memorandum (and related materials) referred to in clause (y) below is to be sent to and (y) circulate to such prospective lenders/investors a private offering memorandum, and any related materials, with respect to the Refinancing. The Parent shall also promptly provide copies of such list, memorandum and materials to Capstone and the Administrative Agent.

(b)	By no later than August 15, 2011, obtain a term sheet(s) (which term sheet(s) may be binding or non-binding), in customary form, for the Refinancing from prospective lenders/investors who customarily provide financing of a type similar to the Refinancing and, if obtained, promptly provide a copy(ies) of same to the Administrative Agent, the Lenders and Capstone.

(c)	By no later than September 15, 2011, obtain a binding commitment letter(s), in customary form, for the Refinancing from prospective lenders/investors who customarily provide financing of a type similar to the Refinancing and, if obtained, promptly provide a copy(ies)

     of same to the Administrative Agent, the Lenders and Capstone.
     (iv) Commencing on or about July 1, 2011, (a) the Parent shall hold bi-weekly update calls (to be held the first Business Day after the applicable bi-weekly cash flow forecast and schedules required under Section 10.1.6(c) of the Credit Agreement are delivered) with the Parent, the Lenders, the Administrative Agent, Capstone and the Investment Banker, to provide information with respect the Refinancing (including, without limitation, an update relating to the milestones referred to in clause (iii) above), the liquidity of the Parent and its Subsidiaries, any matters relating to the projections to be delivered under Section 10.1.8 of the Credit Agreement for the Fiscal Year commencing July 1, 2011, and such other matters as the Lenders, the Administrative Agent and Capstone shall request in good faith and (b) at the time of such update calls, the Parent shall provide to the Lenders and the Administrative Agent a written tracking report listing lenders/investors contacted with respect to the Refinancing, whether such lenders/investors have expressed an interest in participating in the Refinancing and a general update on the status of the Refinancing, including, without limitation, progress towards meeting such milestones.
     (v) The Parent shall keep the Administrative Agent and the Lenders promptly informed (in writing) of any other material developments with respect to any prospective Refinancing and the progress of the Parent and the other Loan Parties in obtaining same.
It is understood and agreed that any reference herein to reasonable best efforts shall not, and shall not be interpreted to, impair or otherwise limit the obligations (which obligations are absolute and unconditional) under the Loan Documents to timely make payments when due under the Loan Documents.
ARTICLE V
CONDITIONS PRECEDENT
     5.01 Conditions to Effectiveness. The effectiveness of the amendments set forth in Article II above, the consent set forth in Section 2.10 above and the waiver set forth in Section 3.01 above are each subject to the satisfaction (by no later than May 17, 2011 unless the Administrative Agent extends such date) of the following conditions precedent, unless specifically waived in writing by the Administrative Agent:
     (a) The Administrative Agent shall have received the following documents, each in form and substance satisfactory to the Administrative Agent and its legal counsel:
     (i) this Amendment duly executed by Borrowers and the other Credit Parties and the Lenders constituting at least the Required Lenders;
     (ii) an Amendment No. 4 to Guaranty and Collateral Agreement duly executed by Borrowers and the other Credit Parties and the Administrative Agent (the “Amendment No. 4 to Guaranty and Collateral Agreement”) (the Lenders a

party to this Amendment hereby confirm their authorization of the Administrative Agent to enter into Amendment No. 4 to Guaranty and Collateral Agreement); and
     (iii) such other documents as reasonably requested by the Administrative Agent;
     (b) All corporate (or other organization) proceedings taken in connection with the transactions contemplated by this Amendment, Amendment No. 4 to Guaranty and Collateral Agreement) and the 2011 Warrants and all documents, instruments and other legal matters incident hereto or thereto shall be reasonably satisfactory to the Administrative Agent and its legal counsel and the Administrative Agent shall receive such certifications with respect thereto as the Administrative Agent shall reasonably require;
     (c) Borrowers shall have paid all costs and expenses (including reasonable outside attorneys’ fees and disbursements) and out-of-pocket fees of the Administrative Agent incurred as of the date hereof including without limitation the following legal and consultant fees: (i) Capstone: $8,361.25 and (ii) Finn Dixon & Herling LLP: $34,900; and the Borrowers shall have paid any reasonable and out-of-pocket legal fees (if any) of the Lenders referred to in clause (ii) of Section 9.04 below with respect to the review or negotiation of the 2011 Warrants;
     (d) the Parent shall have issued the 2011 Warrants;
     (e) The Parent shall cause an opinion letter with respect to the 2011 Warrants and other warrant related matters, issued by its counsel Morgan, Lewis & Bockius LLP, substantially in the form (but with conforming changes to reflect the fact that the opinion letter shall address the 2011 Warrants) of the opinion letter delivered to the Lenders pursuant to Section 3.01 of Amendment No. 8), to be delivered to the Lenders;
     (f) The Borrowers shall pay the First Installment of the Amendment No. 10 Fee (as defined below);
     (g) The Administrative Agent and the Lenders shall have received (a) the financial statements required to be delivered by Section 10.1.2 of the Credit Agreement for the Fiscal Quarter ending March 31, 2011 and (b) the related Compliance Certificate (reflecting any applicable amendments to the form of Compliance Certificate set forth in Exhibit B hereto) required to be delivered by Section 10.1.3 of the Credit Agreement with respect to such Fiscal Quarter;
     (h) The Administrative Agent and the Lenders shall have received the draft revised audit report for the Fiscal Year ending June 30, 2010 and the draft revised quarterly financial statements for the Fiscal Quarters ending September 30, 2010 and December 31, 2010 contemplated by the May 10, 2011 Form 8-K (it is understood and agreed by the Borrowers and other Loan Parties that such revised audit report and quarterly financial statements shall be deemed financial statements deemed furnished by the Parent under the Credit Agreement); and

     (i) the “split” of existing stock certificates, and delivery of related stock powers in blank, referred to in Section 2.19 of Amendment No. 8 shall be consummated. (Nothing contained herein shall, or shall be interpreted to, limit or otherwise impair any other obligations of any Credit Party under such Section 2.19.).
ARTICLE VI
AMENDMENT FEE
     6.01 Amendment Fee. In consideration of the Required Lenders entering into this Amendment, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrowers hereby agree to pay to each Lender who executes and delivers this Amendment on or before the date hereof, an amendment fee (the “Amendment No. 10 Fee”) equal to such Lender’s Pro-Rata Share (as defined in clause (d) of the definition of Pro-Rata Share) of $179,000. The Amendment No. 10 Fee shall be fully earned on the date hereof and (i) $89,500 shall be payable on the date of this Amendment (the “First Installment of the Amendment No. 10 Fee”) and (ii) $89,500 shall be payable upon the earlier of (x) July 31, 2011, (y) the consummation of the sale (if any) of the capital stock of Oxy-Dry Food Blends, Inc. to the Oxy-Dry Food Blends Buyer and (z) upon any Refinancing. Any failure to pay, when due, any such installments under clause (i) or (ii) above shall constitute an Event of Default under the Credit Agreement
ARTICLE VII
NO WAIVER
     7.01 No Waiver. Other than the waiver set forth in Section 3.01 above, nothing contained in this Amendment shall be construed as a waiver by the Administrative Agent or the Lenders of any covenant or provision of the Credit Agreement, the Guaranty and Collateral Agreement, this Amendment, the other Loan Documents, or of any other contract or instrument among the Borrowers and/or the other Credit Parties, as the case may be, and the Administrative Agent and/or the Lenders (and/or their respective Affiliates), as the case may be, and the failure of the Administrative Agent and/or Lenders (and/or their respective Affiliates) at any time or times hereafter to require strict performance by the Borrowers and/or the other Credit Parties of any provision thereof shall not waive, affect or diminish any right of the Administrative Agent and the Lenders (or their respective Affiliates) to thereafter demand strict compliance therewith.
ARTICLE VIII
RATIFICATIONS, REPRESENTATIONS AND WARRANTIES; CONFIRMATIONS
     8.01 Ratifications; etc. The terms and provisions set forth in this Amendment shall modify and supersede all inconsistent terms and provisions set forth in Credit Agreement and the other Loan Documents. The terms and provisions of the Credit Agreement and the other Loan Documents, as amended hereby, are ratified and confirmed and shall continue in full force and effect. For the avoidance of doubt, this Amendment and all prior amendments to the Credit Agreement shall be considered Loan Documents. The Borrowers, the other Credit Parties, the Lenders and the Administrative Agent agree that the Credit Agreement and the other Loan Documents, as amended hereby, shall continue to be legal, valid, binding obligations of the parties thereto, enforceable against such parties in accordance with their respective terms.

Without limiting the generality of the foregoing, the Borrowers and the other Credit Parties hereby confirm and agree that (a) all Liens under the Collateral Documents (as amended) remain in full force and effect (as so amended) and (b) the guaranty obligations and other obligations of the Borrowers and all other Credit Parties under the Guaranty and Collateral Agreement (and other applicable Collateral Documents), as amended, remain in full force and effect (as so amended) and (as set forth in the Guaranty and Collateral Agreement) such guaranties and Liens (and other obligations), under the Guaranty and Collateral Agreement shall not be impaired or otherwise limited by any waiver or modification set forth in this Amendment (and nothing contained in this Amendment shall, or shall be interpreted to, create a custom, course of dealing or other agreement or arrangement by which the consent or confirmation of any Credit Party to any modification or waiver is required in order to keep any obligations (with respect to any guarantee, granting of Liens or otherwise) under the Guaranty and Collateral Agreement (and other applicable Collateral Documents) in full force and effect, it being agreed that no such consent or confirmation is necessary or required in order to keep such obligations in full force and effect. Without limiting the generality of the foregoing (or of Section 1.2(e) of the Credit Agreement), it is hereby confirmed and agreed that any reference in the Loan Documents to any Note shall include all amendments, restatements, supplements and other modifications thereto and any Notes issued under Section 15.6.1 of the Credit Agreement and/or other Notes in substitution or replacement of any Note(s). Any breach of any representation, warranty, covenant, agreement or confirmation set forth in this Amendment by any Borrower or any other Credit Party shall be deemed to constitute an Event of Default under the Credit Agreement.
     8.02 Representations and Warranties. Each of the Borrowers and the other Credit Parties hereby represents and warrants to the Administrative Agent and the Lenders that (a) the execution, delivery and performance of this Amendment and any and all Loan Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate (or other applicable organization) action on the part of such Borrower or other Credit Party, as the case may be, and will not violate the charter, by-laws or other organizational documents of such Borrower or other Credit Party; (b) the representations and warranties of such Borrower or other Credit Party, as the case may be, contained in any Loan Document are true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) on the date hereof and on and as of the date of execution hereof as though made on and as of each such date (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all respects (or if the applicable representation or warranty is not qualified by a materiality qualifier, true and correct in all material respects) as of such earlier date); (c) after giving effect to the amendments set forth herein, no Event of Default or Unmatured Event of Default under the Credit Agreement has occurred and is continuing; and (d) no Credit Party that is party to the Guaranty and Collateral Agreement has changed its legal name since November 21, 2006 except (i) Newco changed its name from Mainsee 430. VV GmbH to Baldwin Germany Holding GmbH, (ii) Oxy-Dry GmbH changed its name from Oxy-Dry Maschinen GmbH to Baldwin Oxy-Dry GmbH, (iii) Baldwin Southeast Asia Corporation changed its name from Oxy-Dry Asia Pacific, Inc and (iv) Baldwin Rockford Corporation has merged with and into Baldwin Americas Corporation. The Borrowers and the other Credit Parties acknowledge and agree that all unpaid principal of, and accrued and unpaid interest under, each of the Loans (and any reimbursement obligations with respect to any Letters of Credit and any other outstanding Obligations) is justly owed without claim, counterclaim, cross-complaint, offset, defense or other reduction of any kind against the Lenders or the Administrative Agent. The Parent acknowledges and agrees that each Warrant constitutes the legal, valid and binding obligation of the Parent, enforceable against the Parent in accordance with its respective terms and Parent has no claims, counterclaims, cross-complaints, offsets, defenses or other reduction of any kind with respect to its respective obligations thereunder.
     8.03 Confirmations. All confirmations and agreements set forth in Sections 7.03, 7.04 and 7.05 of Amendment No. 5 remain in full force and effect.
ARTICLE IX
MISCELLANEOUS PROVISIONS
     9.01 Survival of Representations and Warranties. All representations and warranties made in the Credit Agreement or the Guaranty and Collateral Agreement or any other Loan Documents or under or in connection with this Amendment, including, without limitation, any document furnished in connection with this Amendment, shall survive the execution and delivery of this Amendment and the other Loan Documents.
     9.02 Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.
     9.03 Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Administrative Agent, the Lenders, the Borrowers and the other Credit Parties and their respective successors and assigns, except that no Borrower or Credit Party may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent. It is acknowledged and agreed that Bank of America, N.A., has, as successor by merger to LaSalle Bank National Association, succeeded to all of the respective rights and duties of LaSalle Bank National Association as a Lender (including without limitation as the Issuing Lender), and the Administrative Agent under the Loan Documents.
     9.04 Certain Costs and Expenses. Without in any way limiting the generality of Sections 10.2 or 15.5 of the Credit Agreement, the Parent acknowledges and agrees that it shall (i) promptly pay the reasonable fees and disbursements of all legal counsel retained by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment or the 2011 Warrants or any related documents or any future waiver or modification (or proposed modification or waiver whether or not consummated), if any, of any Loan Document(s) or the Warrants or any related documents (provided that Parent shall not have to pay the allocable costs of internal legal services of the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment; provided it is understood and agreed that this parenthetical phrase shall not, and shall not be interpreted to, limit the right of the Administrative Agent or any Lender to receive the allocable costs of internal legal services with respect to agreements or matters other than the preparation, negotiation, execution and delivery of this Amendment), (ii) promptly pay the reasonable fees and disbursements of any legal counsel retained by any of the Lenders in connection with the review or negotiation of the 2011 Warrants or any related warrant document, and (iii) promptly pay all fees of Capstone (as defined in the Modification and Limited Waiver) incurred (at any time) by the Agent whether such fees relate to the Refinancing, discussions with the Loan Parties, the Investment Banker (in the case of the Investment Banker, with respect to matters relating solely to the Refinancing), the Lenders or the Administrative Agent, updates to the Lenders or the Administrative Agent, the review of projections or the revised audit report and financial statements referred to in Section 5.01(h) above or other financial matters, or any other matters relating to the Loan Parties and/or Subsidiaries (it is understood and agreed that the $8,361.25 of Capstone fees referred to in Sections 4.01(c) above are with respect to fees incurred through the date hereof and that the Parent shall also be responsible for (and promptly pay upon presentation of invoices by Capstone) any fees of Capstone incurred after the date hereof). The obligations of the Parent under this Section 9.04 shall be considered part of the Parent’s obligations under Section 15.5 of the Credit Agreement. The Borrowers and other Credit Parties hereby agree that all findings and conclusions and other work product of Capstone shall be protected by the attorney-client privilege and shall not be subject to review or discovery by the Borrowers or any other Credit Party.
     9.05 Counterparts. This Amendment may be executed and delivered by facsimile, portable document format (“.pdf”), Tagged Image File Format (“.TIFF”) or other electronic means of delivery and in one or more counterparts, each of which when so executed shall be deemed to be an original, but all of which when taken together shall constitute one and the same instrument.
     9.06 Preliminary Statements. The Preliminary Statements set forth in this Amendment are accurate and shall form a substantive part of the agreement of the parties hereto.
     9.07 Headings. The headings, captions, and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.
     9.08 Relationship. The relationship between the Borrowers and other Credit Parties on the one hand and the Lenders and the Administrative Agent on the other hand shall be solely that of borrowers and guarantors, on the one hand, and lender on the other (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). Neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Borrower or other Credit Party arising out of or in connection with this Amendment or any of the other Loan Documents or the Warrants or any related documents, and the relationship between the Borrowers and other Credit Parties, on the one hand, and the Administrative Agent and the Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor (or, in the case of the Warrants, the relationship is that the Parent is the issuer, and the applicable Lender is the holder, of the applicable Warrant). The Borrowers and other Credit Parties acknowledge that they have been advised by counsel in the negotiation, execution and delivery of this Amendment and the other Loan Documents and the Warrants and any related documents. No joint venture or partnership is created hereby or by the other Loan Documents or by the Warrants or related documents or otherwise exists by virtue of the transactions contemplated hereby or by the other Loan Documents (or the Warrants or related documents) among the Lenders or among the Borrowers (and other Credit Parties) and the Lenders (or the Agent). It is acknowledged and agreed by all Lenders that each Lender is the owner of its individual Warrants which individual Warrants are exercisable by such Lender at its own election. No other Lender (or the Administrative Agent) has any obligations with respect to the Warrants issued to any other Lender or for the performance or content of any Warrants issued to any other Lender.
     9.09 Time is of the Essence. The parties hereto (i) have agreed specifically with regard to the times for performance set forth herein and in the other Loan Documents and (ii) acknowledge and agree such times are material to this Amendment and the other Loan Documents. Therefore, time is of the essence with respect to this Agreement and the other Loan Documents.
     9.10 Jury Trial; Indemnification. Without limiting the generality of Sections 15.17, 15.18, 15.19 and 15.20 of the Credit Agreement, it is hereby agreed that the terms and provisions of such Sections shall apply to this Amendment and any transaction or matter contemplated by, in connection with or arising out of this Amendment.
     9.11 Applicable Law. THIS AMENDMENT AND ALL OTHER AGREEMENTS EXECUTED PURSUANT HERETO (EXCEPT AS EXPRESSLY SET FORTH IN ANY SUCH AGREEMENT) SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
     9.12 Final Agreement. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS REPRESENT THE ENTIRE EXPRESSION OF THE PARTIES WITH RESPECT TO THE SUBJECT MATTER HEREOF AND THEREOF ON THE DATE THIS AMENDMENT IS EXECUTED. THE CREDIT AGREEMENT (AS AMENDED HEREBY) AND THE OTHER LOAN DOCUMENTS MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING PROVISIONS, THE BORROWERS AND THE OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT NEITHER ANY LENDER NOR THE ADMINISTRATIVE AGENT HAS MADE ANY PROMISES OR ASSURANCES WITH RESPECT TO, AND THE BORROWERS AND OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT THERE IS NO ORAL AGREEMENT WITH RESPECT TO, ANY FUTURE AMENDMENT, WAIVER OR OTHER MODIFICATION OF THE LOAN DOCUMENTS OR ANY RESTRUCTURING OR WORKOUT THEREOF OR WITH RESPECT THERETO. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, THE BORROWERS AND OTHER CREDIT PARTIES ACKNOWLEDGE AND AGREE THAT (1) THERE IS NO ORAL AGREEMENT AS TO ANY EXTENSION OF THE TERMINATION DATE OR FOR THE EXTENSION OF ANY OTHER DATE FOR THE PAYMENT OF ANY OBLIGATIONS (OR FOR ANY EXTENSION OF ANY DATE FOR THE TERMINATION OF ANY COMMITMENTS) AND (2) NO FAILURE OF THE PARENT OR ANY OF THE OTHER CREDIT PARTIES TO OBTAIN THE REFINANCING (REGARDLESS OF WHETHER OR NOT THE PARENT HAS USED ITS REASONABLE BEST EFFORTS TO OBTAIN THE REFINANCING) SHALL EXCUSE, OR DELAY, THE PAYMENT OF ANY OF THE OBLIGATIONS WHEN DUE UNDER THE TERMS OF THE

LOAN DOCUMENTS (OR, IN THE CASE OF OBLIGATIONS CONSISTING OF BANK PRODUCT OBLIGATIONS, UNDER THE TERMS OF THE DOCUMENTS EVIDENCING SUCH BANK PRODUCT OBLIGATIONS). NO MODIFICATION, RESCISSION, WAIVER, RELEASE OR AMENDMENT OF ANY PROVISION OF THIS AMENDMENT SHALL BE MADE, EXCEPT BY A WRITTEN AGREEMENT SIGNED BY THE BORROWERS AND THE REQUIRED LENDERS AND (WITH RESPECT TO MATTERS AFFECTING THE ADMINISTRATIVE AGENT) THE ADMINISTRATIVE AGENT AND (WITH RESPECT TO MATTERS AFFECTING THE ISSUING LENDER) THE ISSUING LENDER.
     9.13 Release. EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY ACKNOWLEDGES THAT, AS OF THE DATE HEREOF, IT HAS NO DEFENSE, COUNTERCLAIM, OFFSET, CROSS-COMPLAINT, CLAIM OR DEMAND OF ANY KIND OR NATURE WHATSOEVER THAT CAN BE ASSERTED (A) TO REDUCE OR ELIMINATE ALL OR ANY PART OF ITS APPLICABLE LIABILITIES UNDER ANY LOAN DOCUMENT, ANY BANK PRODUCT AGREEMENT (INCLUDING ANY HEDGING AGREEMENT) WITH ANY LENDER, THE ADMINISTRATIVE AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES OR UNDER THE WARRANTS OR ANY RELATED DOCUMENT AND/OR (B) TO SEEK AFFIRMATIVE RELIEF OR DAMAGES OF ANY KIND OR NATURE FROM THE ADMINISTRATIVE AGENT OR ANY OF THE LENDERS (OR ANY OF THEIR RESPECTIVE AFFILIATES). EACH OF THE BORROWERS AND THE OTHER CREDIT PARTIES HEREBY VOLUNTARILY AND KNOWINGLY RELEASES AND FOREVER DISCHARGES THE ADMINISTRATIVE AGENT AND LENDERS, THEIR PREDECESSORS, AGENTS, AFFILIATES, EMPLOYEES, SUCCESSORS AND ASSIGNS, FROM ALL POSSIBLE CLAIMS, DEMANDS, ACTIONS, CAUSES OF ACTION, DAMAGES, COSTS, EXPENSES, AND LIABILITIES WHATSOEVER, KNOWN OR UNKNOWN, ANTICIPATED OR UNANTICIPATED, SUSPECTED OR UNSUSPECTED, FIXED, CONTINGENT, OR CONDITIONAL, AT LAW OR IN EQUITY, ORIGINATING IN WHOLE OR IN PART ON OR BEFORE THE DATE THIS AMENDMENT IS EXECUTED, WHICH SUCH BORROWER OR OTHER CREDIT PARTY MAY NOW OR HEREAFTER HAVE AGAINST THE ADMINISTRATIVE AGENT, LENDERS, THEIR PREDECESSORS, AGENTS, EMPLOYEES, SUCCESSORS AND ASSIGNS, IF ANY, AND IRRESPECTIVE OF WHETHER ANY SUCH CLAIMS ARISE OUT OF CONTRACT, TORT, VIOLATION OF LAW OR REGULATIONS, OR OTHERWISE, AND ARISING OUT OF OR OTHERWISE IN ANY WAY RELATING IN ANY WAY TO THIS AMENDMENT OR ANY OTHER LOAN DOCUMENT, HEDGING AGREEMENT, BANK PRODUCT AGREEMENT, THE OBLIGATIONS, THE WARRANTS OR ANY RELATED DOCUMENT, ANY OTHER TRANSACTION CONTEMPLATED BY ANY OF THE FOREGOING DOCUMENTS, OR ANY ACTION OR OMISSION OF THE ADMINISTRATIVE AGENT OR ANY LENDER UNDER OR OTHERWISE IN ANY WAY RELATING TO ANY OF THE FOREGOING DOCUMENTS. THE BORROWERS AND OTHER CREDIT PARTIES EXPRESSLY WAIVE ANY PROVISION OF STATUTORY OR DECISIONAL LAW TO THE EFFECT THAT A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE RELEASING PARTY(IES) DOES NOT KNOW OR SUSPECT TO EXIST IN SUCH PARTY’S FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH, IF KNOWN BY SUCH PARTY, MUST OR MIGHT HAVE MATERIALLY AFFECTED SUCH PARTY’S SETTLEMENT WITH THE RELEASED PARTIES. NOTHING CONTAINED IN THIS PARAGRAPH SHALL, OR SHALL BE

INTERPRETED TO, IMPAIR ANY RIGHTS OF ANY BORROWER (OR OTHER CREDIT PARTY) WITH RESPECT TO ANY DEPOSIT OR OTHER BANK ACCOUNTS OF SUCH BORROWER OR OTHER CREDIT PARTY (OR ANY OF THEIR RESPECTIVE SUBSIDIARIES) WITH ANY LENDER OR THE ADMINISTRATIVE AGENT.
     9.14 Warrant Value; OID. The Lenders and the Borrowers agree (i) that the aggregate fair market value (as of the date hereof) of all of the 2011 Warrants is equal to $554,836 (allocated as follows: $277,418 for the 2011 Warrant issued to Bank of America, N.A., in its capacity as Lender, $110,967 for the 2011 Warrant issued to Webster Bank, National Association, as Lender, and $166,451 for the 2011 Warrant issued to RBS Citizens, N.A., as Lender), (ii) that as a result of (x) the value allocated to the 2011 Warrants pursuant to clause (i) above, as well as (y) the value allocated to the 2010 Warrants and certain interest attributable to the Incremental Margin being payable on the Termination Date, in each case (under this clause (y)) as described in Section 8.14 of Amendment No. 8, the Permanent Loans Notes are deemed, for federal income tax purposes, to be issued with original issue discount (“OID”), as defined in Section 1273(a)(1) of the Code, (iii) that any calculation by any of the Borrowers regarding the amount of OID for any accrual period on such Notes shall be subject to review and approval of the Required Lenders, which approval shall not be unreasonably withheld, delayed or conditioned, and (iv) to adhere to this Amendment for federal income tax purposes and not to take any action or file any tax return, report or declaration inconsistent herewith (including with respect to the amount of OID on such Notes as determined in accordance with the preceding clause (iii)). It is agreed that the provisions of Section 8.14 of Amendment No. 8 remain in full force and effect. Nothing contained in this paragraph or in such Section 8.14 shall, or shall be interpreted to, limit any obligation of any Borrower under any such Note or under any other Loan Document or of the Parent under the Warrants.
     9.15 Certain Acknowledgments and Representations. Each of the Lenders hereby acknowledges for itself, severally only and not jointly, that (i) the 2011 Warrant issued to it and any shares of Common Stock issuable upon any of its exercise are, as of the date hereof, not registered: (A) under the Securities Act of 1933, as amended (the “Act”) on the ground that the issuance of the 2011 Warrants is exempt from registration under Section 4(2) of the Act as not involving any public offering or (B) under any applicable state securities law because the issuance of the 2011 Warrants does not involve any public offering and (ii) the Parent’s reliance on the Section 4(2) exemption of the Act and under applicable state securities laws is predicated in part on the representations severally made below by the Lenders to the Parent. Each Lender, severally only and not jointly, represents and warrants as to itself that it is (i) an “accredited investor” within the meaning of Rule 501(a) of Regulation D under the Act, (ii) (A) familiar with the business and affairs of the Parent and (B) knowledgeable and experienced in financial and business matters to the extent that it is capable of evaluating the merits and risks of an investment in a 2011 Warrant and the shares of Common Stock issuable upon their exercise, and (iii) acquiring a 2011 Warrant and will acquire the shares of Common Stock issuable upon its exercise for investment for its own account, with no present intention of dividing its participation with others or reselling or otherwise distributing the same. No breach of any such representation or warranty or other provision of this paragraph shall impair any obligations of the Credit Parties under the Loan Documents.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, each of the parties hereto has executed this Amendment as of the date first written above.

BALDWIN TECHNOLOGY COMPANY, INC.

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: President and CEO

BALDWIN GERMANY HOLDING GMBH

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: Geschaftsfuhrer

BALDWIN GERMANY GMBH

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: Geschaftsfuhrer

BALDWIN OXY-DRY GMBH
(formerly known as OXY-DRY MASCHINEN GMBH)

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: Geschaftsfuhrer
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

BALDWIN GRAPHIC SYSTEMS, INC.

By:	/s/ Leon Richards

Name:	Leon Richards
Title:	Treasurer

OXY-DRY FOOD BLENDS, INC.

By:	/s/ Leon Richards

Name: Leon Richards
Title: Vice President and Treasurer

OXY-DRY U.K., INC.

By:	/s/ Leon Richards

Name: Leon Richards
Title: Vice President

BALDWIN SOUTHEAST ASIA CORPORATION
(formerly known as Oxy-Dry Asia Pacific, Inc.)

By:	/s/ Leon Richards

Name: Leon Richards
Title: Vice President and Treasurer

BALDWIN AMERICAS CORPORATION

By:	/s/ Leon Richards

Name: Leon Richards
Title: Vice President and Treasurer

BALDWIN ASIA PACIFIC CORPORATION

By:	/s/ Leon Richards

Name: Leon Richards
Title: Vice President and Treasurer
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

MTC TRADING COMPANY

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: President

OXY-DRY CORPORATION

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: Vice President

BALDWIN EUROPE CONSOLIDATED INC.

By:	/s/ Mark T. Becker

Name: Mark T. Becker
Title: President
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

BALDWIN EUROPE CONSOLIDATED B.V.

By: Baldwin Graphic Equipment BV

By:	/s/ Mark T. Becker

Name(s): Mark T. Becker
Title: Managing Director

By:	/s/ Jacobus Willems

Name(s): Jacobus Willems
Title: Managing Director

BALDWIN GRAPHIC EQUIPMENT B.V.

By:	/s/ Mark T. Becker

Name(s): Mark T. Becker
Title: Managing Director

By:	/s/ Jacobus Willems

Name(s): Jacobus Willems
Title: Managing Director

HORIZON LAMPS, INC.

By:	/s/ Leon Richards

Name: Leon Richards
Title: Treasurer
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

BANK OF AMERICA, N.A., as Administrative Agent

By:	/s/ Kristine Thennes

Name: Kristine Thennes
Title: Vice President

BANK OF AMERICA, N.A., as Lender

By:	/s/ Anthony D. Healey

Name: Anthony D. Healey
Title: Senior Vice President
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

WEBSTER BANK, NATIONAL ASSOCIATION, as Lender

By:	/s/ Stephen Corcoran

Name: Stephen Corcoran
Title: Senior Vice President
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]

RBS CITIZENS, N.A., as Lender

By:	/s/ Gregory R. D. Clark

Name: Gregory R. D. Clark
Title: Senior Vice President
[Signature Page to Waiver and Amendment No. 10 to Credit Agreement]